PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.


FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER UPDATE CALL FOR FIRST TRUST STRATEGIC HIGH INCOME FUND, FIRST TRUST STRATEGIC HIGH INCOME FUND II AND FIRST TRUST STRATEGIC HIGH INCOME FUND III

WHEATON, IL -- (BUSINESS WIRE) -- January 13, 2011 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Strategic High Income Fund (NYSE: FHI); First Trust Strategic High Income Fund II (NYSE: FHY); First Trust Strategic High Income Fund III (NYSE: FHO) intend to host a conference call with Brookfield Investment Management, Inc. ("Brookfield"), the Funds' investment sub-advisor, on Tuesday, January 18, 2011, at 4:15 P.M. Eastern Time. The purpose of the call is to hear Brookfield's portfolio management team provide updates for the Funds and the Market.

-- Dial-in Number: Domestic (866) 865-6631; International (706) 679-1727; and Passcode # 37171507. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: Domestic (800) 642-1687; International (706) 645-9291; and Passcode # 37171507. The replay will be available after the call until 11:59 P.M. Eastern Time on Friday, February 18, 2011.

FTA has served as each Fund's investment advisor since each Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and municipal and corporate investment banking, with collective assets under management or supervision of over $42 billion as of December 31, 2010 through closed-end funds, unit investment trusts, mutual funds, separate managed accounts and exchange-traded funds.

If you have questions about the Funds that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to Brookfield. Each Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling
(800) 988-5891.


CONTACT: JEFF MARGOLIN -- (630) 915-6784

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Source:  First Trust Advisors L.P.